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Exhibit 23.3

CONSENT OF BEHRE DOLBEAR & COMPANY (USA), INC.

        As independent geological consultants, Behre Dolbear & Company (USA), Inc. hereby consents to the incorporation by reference of its report (and to all references to the firm, including being named as experts) included in or made a part of the Registration Statement on Form S-3 and related Prospectus of Uranium Resources, Inc.

BEHRE DOLBEAR & COMPANY (USA), INC

/s/ Behre Dolbear & Company (USA), Inc. Denver, Colorado September 28, 2012

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  Exhibit 23.3
CONSENT OF BEHRE DOLBEAR & COMPANY (USA), INC.